As filed with the Securities and Exchange Commission on July 8, 2011

Registration No. 333-150835

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
 FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BABY FOX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	5621	26-0775642
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 6A02, Hanwei Plaza, 7 Guanghua Rd.
Beijing, China 100004
+86 10 6562 9889
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mu Zhang
Chief Executive Officer
Suite 6A02, Hanwei Plaza, 7 Guanghua Rd.
Beijing, China 100004
+86 10 6562 9889
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark E. Crone
The Crone Law Group
101 Montgomery Street, Suite 2650
San Francisco, CA 94104
(415) 955-8900
(415) 955-8910 FAX

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Deregistration of Securities

On August 6, 2010, the Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 (File No. 333-150835) of Baby Fox International, Inc. initially filed with the SEC on May 12, 2008, which filing was subsequently amended on February 9, 2009, May 15, 2009, July 10, 2009, December 22, 2009, February 11, 2010, April 23, 2010, June 22, 2010 and July 27, 2010 (the “Registration Statement”), originally registering the resale by the selling shareholders identified in the prospectus of an aggregate of 868,262 shares of our common stock. This offering has been terminated. Pursuant to the undertaking contained in the Registration Statement, we file this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on the eighth day of July, 2011.

Baby Fox International, Inc.

By:	/s/ Mu Zhang
Mu Zhang
Chief Executive Officer, Chief Financial
Officer and Secretary
Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

/s/ Mu Zhang	Chief Executive Officer, Chief Financial Officer, Secretary and sole Member of the Board of Directors	July 8, 2010
Mu Zhang